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                                EXHIBIT 3.2

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                               VSSI OCEANS INC.
                       BYLAWS ADOPTED SEPTEMBER 9, 1987

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                                1.00  OFFICES

        The registered office of the Corporation shall be at 80 Broad Street, Monrovia, Liberia. The Corporation may also have an office or offices at such other places within or outside Liberia as the Board of Directors may from time to time designate or the business of the Corporation may require.

                              2.00  STOCKHOLDERS

        2.01 Annual Meeting. The annual meeting of stockholders shall be held on the 10th day of January in every year at 10:00 a.m. or on such day and at such time and place within or outside Liberia as the Directors may from time to time determine for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

        2.02 Special Meetings. Special meetings of the stockholders may be held at such places within or outside Liberia as the Board of Directors may determine upon call of the Board of Directors or the President or the holders of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the Corporation at the time outstanding and entitled to vote, at such time as may be fixed by the Board of Directors or the President or such stockholders, and as may be stated in the call and notice. The purposes for which a special meeting of stockholders may be held shall include the removal from office of any or all of the Directors, whether or not any cause exists for such removal, and the election of Directors in place of those removed.

        2.03 Notice of Meetings. Notice of every meeting of stockholders, other than any meeting and giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telex, cable or facsimile at least ten but not more than sixty days before such meeting, to each stockholder of record entitled to vote thereat. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the stockholder at his address as the same appears on the record of stockholders of the Corporation or at such address as to which the stockholder has given notice to the Secretary. Notice of a meeting need not be given to any


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   stockholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him. If the Corporation shall issue any class of bearer shares, notice of all meetings shall be given in the manner provided in the Articles of Incorporation.

        2.04 Quorum. No business shall be transacted at any meeting, except the adjournment of the meeting, unless a quorum of stockholders is present at the time when the meeting proceeds to business; and such quorum shall consist of not less than the holders of at least a majority of the shares issued and outstanding and entitled to vote, present in person or by proxy.

        2.05 Voting. If a quorum is present, and except as expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders. At any meeting of the stockholders, each holder of outstanding shares of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each such share, and may so vote either in person or by proxy appointed by instrument in writing (including telex, cable, or facsimile). Any action required or permitted to be taken at a meeting may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the stockholders entitled to vote with respect to the subject matter thereof.

        2.06 Right to Vote and Fixing of Record Date. The Board of Directors may fix a time not more than sixty days nor less than ten days prior to the date of any meeting of stockholders, or more than sixty days prior to the last day on which the consent or dissent of stockholders may be expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. In addition, all persons who were holders of voting shares in bearer form and at such time had provided to the Corporation an address to which to forward notices and information shall be entitled to notice of such meeting. The Board of Directors may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution or allotment or for the purpose of such other action. With respect to holders of registered shared entitled to vote at the meeting, such stockholders shall present thereat proof of identity satisfactory to the Secretary of the meeting. With respect to holders of bearer shares, the right to vote at the meeting shall be proven either by presenting the certificate or certificates representing such shares to the Secretary of the meeting for inspection or by presenting to the Secretary a certificate



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   of a bank establishing that said shares have been deposited in said bank by said stockholder to be held there until after the date of the meeting or by presenting such other evidence of ownership as may be prescribed by the Board of Directors. If a holder of registered shares desires to vote by proxy, such proxy nominee shall similarly present proof of identity satisfactory to the Secretary of the meeting. If a holder of bearer shares desires to vote by proxy, the proxy shall be accompanied by a similar certificate of a bank establishing that the stockholder has deposited the shares with said bank and that such shares will be held by said bank until after the date of the meeting, or by such other evidence of ownership as may be prescribed by the Board of Directors. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein a longer time during which it is to continue in force.


                           3.00  BOARD OF DIRECTORS

        3.01 Number.  The number of Directors of the Corporation shall be three
   (3), who shall hold office for the term of one year or until successors are elected and qualify. However, the number of Directors may be less than three (3) when all outstanding shares are owned beneficially or of record by less than three (3) stockholders, but the number of Directors shall not be less than the number of stockholders. The number of Directors may be increased or decreased by amendment to the Bylaws by the Board of Directors or by the stockholders.

        3.02 How Elected.  Except as otherwise provided by law or by Section
   3.06 of this Article, the Directors of the Corporation (other than the first Board of Directors if named in the Articles of Incorporation or designated by the incorporators) shall be elected at the annual meeting of stockholders. Each Director shall be elected to serve until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office.

        3.03 Meetings of the Board. Meetings of the Board of Directors shall be held at such place within or outside Liberia as may from time to time be fixed by resolution of the Board, or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board. Notice need not be given of the regular meetings of the Board held at times fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the President or any Director by oral, telex, facsimile or written notice, duly served on or sent or mailed to each Director not less than one day before such meeting. Special meetings of the Board of Directors may be held without notice if all the Directors are present or if those not present waive notice in writing either before or after the meeting.



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        3.04 Annual Meeting of Directors.  An annual meeting of the Board of
   Directors shall be held in each year after the adjournment of the annual stockholders' meeting and on the same day. If a quorum of the Directors be not present on the day appointed for the annual meeting, the meeting shall be adjourned to some convenient day. No notice need be given of the annual meeting of the Board of Directors.

        3.05 Quorum. No business shall be transacted at any Directors' meeting, except the adjournment of the meeting, unless a quorum of Directors is present at the time when the meeting proceeds to business; and such quorum shall consist of not less than two Directors then in office, present in person or by proxy, unless the number of Directors then in office is less than two in accordance with Section 3.01 hereof.

        3.06 Vacancies. Vacancies in the Board of Directors may be filled by a vote of a majority of the Directors remaining in office even though less than a quorum; provided that, in case of an increase in number of Directors, the vacancy or vacancies so created shall be filled by the stockholders.
   The Directors so chosen shall hold office, unless they are theretofore removed from office by the stockholders, until the next annual election or until their successors shall be duly elected and qualified.

        3.07 Resignation and Removal. Any Director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Any and all of the Directors of the Corporation may be removed with or without cause by action of the stockholders. Any Director may be removed for cause by action of the Board of Directors.

        3.08 Organization. At each meeting of the Board of Directors, the President or, in the absence of the President, a chairman chosen by a majority of the Directors present shall preside, and the Secretary of the Corporation or, in the absence of the Secretary, a person appointed by the chairman of the meeting shall act as secretary. The Board of Directors may adopt such rules and regulations as they shall deem proper, not inconsistent with law or with these Bylaws, for the conduct of their meetings and the management of the affairs of the Corporation. At all meetings of the Board of Directors, business shall be transacted in such order as the Board may determine.

        3.09 Powers. The Board of Directors shall have general power to manage the business of the Corporation. The Board of Directors may authorize the President or any other officer or officers of the Corporation to confer all kinds of powers of attorney upon any person or entity (including power of attorney in favor of lawyers, solicitors or judicial agents, in order to enable them to carry on and perform the legal representation of the Corporation in connection with any judicial process), with all the



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        faculties and powers that he, she or they may deem convenient, and also to revoke the same in whole or in part.

        3.10 Compensation. In addition to reimbursement for his or her reasonable expenses incurred in attending meetings or otherwise in connection with his or her attention to the affairs of the Corporation, each Director who is not a salaried officer of the Corporation shall be entitled to receive such remuneration for serving as a Director and as a member of any committees of the Board as may be fixed from time to time by the Board of Directors. This Bylaw shall not be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                               4.00  COMMITTEES

        4.01 Executive Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more of the members of the Board to constitute an executive committee. The Executive Committee shall have and may exercise, so far as may be permitted by law, all of the powers of the Board in the management of the affairs and property of the Corporation and the exercise of its corporate powers during the intervals between meetings of the Board of Directors and shall have power to authorize the seal of the Corporation, if any, to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend Bylaws of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee with or without cause. The Executive Committee may hold meetings and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. All action of the Executive Committee shall be reported to the Board at its meeting next succeeding such action.

        4.02 Other Committees. The Board of Directors may, in its discretion, by resolution, appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee, composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee with or without cause.

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                                5.00  OFFICERS

        5.01 Officers and Agents. The Board of Directors shall appoint a President, a Secretary and a Treasurer for the Corporation. The Board of Directors may also appoint from time to time one or more Vice-Presidents and such Assistant Secretaries, Assistant Treasurers and other officers, agents, and employees as may be deemed necessary. No officer except the President need be a Director of the Corporation. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a Director shall not preclude him or her from receiving a salary or from voting upon the resolution providing the same. Any person may hold two or more offices. Officers, agents, factors or employees of the Corporation may be of any nationality and need not be residents of Liberia.

        5.02 How Elected. The Officers shall be elected by the Board of Directors at its first meeting and at its annual meetings thereafter. In the event that the Board of Directors fails to so elect any officer, such officer may be elected at any subsequent meeting, annual or otherwise, of the Board of Directors.

        5.03 Term of Office. The term of office of all officers shall be one year or until their respective successors are chosen and qualify, but any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the members of the Board then in office.

        5.04 Powers and Duties. The officers, agents, and employees of the Corporation shall each have such powers and duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors. The Board of Directors may require to the extent permitted by law any such officer, agent, or employee to give security for the faithful performance of his or her duties.


                             6.00  CAPITAL STOCK

        6.01 Certificate of Shares. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice-President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation, if any, and shall be countersigned or endorsed in such manner as the Board may by resolution prescribe.

        6.02 Transfers. The transfer of shares issued to the bearer shall be by delivery of the certificate or certificates representing such shares.

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        6.03 Stock Transfer.  The Corporation shall maintain a stock register to be kept on file in any office of the Corporation. In the case of shares issued to bearer, such stock register shall state the number of shares so issued, the date of issue and that such shares are fully paid and non-assessable.

        6.04 Lost or Destroyed Stock Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may require.


                            7.00  CHECKS AND NOTES

        All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.


                              8.00  FISCAL YEAR

        The fiscal year of the Corporation shall begin on the first day of May in each year and shall end on the last day of April following.


                             9.00  CORPORATE SEAL

        The corporate seal, if any, shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. In lieu of such corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.


                              10.00  AMENDMENTS

        The Bylaws of the Corporation may be amended, added to, rescinded or repealed at any meeting of the stockholders by the vote of the holders of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the Corporation then outstanding and entitled to vote if all such holders were present or represented at the meeting, provided notice of the proposed change is given in the notice of the meeting. If so provided in the Articles of Incorporation of the Corporation, the Board of Directors may from time to time amend, add to, rescind or repeal these Bylaws at any regular or special meeting at which notice of the proposed change is given,

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        subject, however, to the power of the stockholders to alter, amend, or repeal any Bylaws made by the Board of Directors.

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                           SCHEDULE TO EXHIBIT 3.2

        Bylaws not required to be filed because each of them is substantially identical to Exhibit 3.2, and the material details by which each such set of Bylaws differs from Exhibit 3.2 are as follows:

        1.   Bylaws of VSSI Atlantic Inc.

             a.   Name of Corporation:     VSSI Atlantic Inc.